UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2012

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                      Costs Associated with Exit or Disposal Activities.

On February 9, 2012, Eastman Kodak Company (the Company) announced a plan to exit its dedicated capture devices business consisting of digital cameras, pocket video cameras and digital picture frames.  This decision is the result of the Company’s ongoing strategic review process and commitment to drive sustainable profitability through its most valuable business lines.  The Company expects to complete the exit of its capture devices business in the first half of 2012.

As a result of the exit from this business, the Company expects to incur charges related to separation benefits of approximately $30 million.  The Company estimates that approximately $20 million of these charges will require cash expenditures and that the remainder  will be provided in the form of special termination benefits from the Company’s defined benefit pension plans.  As of the date of this filing, the Company is not able to determine all other estimated costs and expenditures relating to the exit of the business.  The Company will file an amended report on Form 8-K, as required, following its determination of such estimates.

A copy of the press release announcing this commitment is attached hereto as Exhibit (99.1) and is incorporated herein as reference.

This report on Form 8-K, including the exhibit attached hereto, includes "forward–looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward–looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or business trends, and other information that is not historical information.  When used in this report on Form 8-K, including the exhibit attached hereto, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward–looking statements.  All forward–looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described under the heading "Risk Factors" in the Company's most recent annual report on Form 10–K under Item 1A of Part 1, in the Company's most recent quarterly report on Form 10–Q under Item 1A of Part II and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the ability of the Company to continue as a going concern, the Company's ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases, the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases, Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general, the length of time the Company will operate under the chapter 11 cases, risks associated with third party motions in the chapter 11 cases, which may interfere with the Company's ability to develop and consummate one or more plans of reorganization once such plans are developed, the potential adverse effects of the chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects, the ability to execute the Company's business and restructuring plan, increased legal costs related to the Bankruptcy Filing and other litigation, our ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of our digital imaging patent portfolios within our plan, the Company's ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, restructuring payments and service its debt; the Company's ability to manage contracts that are critical to its operation, to obtain and maintain appropriate terms with customers, suppliers and service providers, to maintain product reliability and quality, to effectively anticipate technology trends and develop and market new products, to retain key executives, managers and employees, our ability to successfully license and enforce our intellectual property rights and the ability of the Company's non-U.S. subsidiaries to continue to operate their businesses in the normal course and without court supervision. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. All forward–looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8-K, including the exhibit attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

(99.1)	Press release issued by Eastman Kodak Company on February 9, 2012 regarding exiting of dedicated capture devices business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EASTMAN KODAK COMPANY

                                     By:  /s/ Laura G. Quatela

                                                                                                            Laura G. Quatela
                                    President and Chief Operating Officer
                                    Eastman Kodak Company

Date:  February 13, 2012

EASTMAN KODAK COMPANY
INDEX TO EXHIBIT

Exhibit No.

(99.1) Press release issued by Eastman Kodak Company on February 9, 2012 regarding exiting of dedicated capture devices business.